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                                   EXHIBIT 99
                                                    Contact:  Richard C. Baylor

                                                    PHONE:     740-435-2020
                                  PRESS RELEASE


RELEASE DATE:    JULY 24, 2003                      RELEASE TIME:    4:30 PM
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                 CAMCO FINANCIAL ADDED TO THE RUSSELL 2000 INDEX

CAMBRIDGE, OH: Camco Financial Corporation [NASDAQ symbol: "CAFI"] the thrift holding company for Advantage Bank, has been added to the Russell 2000(R) Index. The Russell 2000(R) Index measures the performance of 2000 small-cap stocks. It comprises the smallest 2,000 stocks in the Russell 3000(R) (about 8% of the total market capitalization of the Russell 3000.) The companies are ranked by decreasing total market capitalization. The Russell indices serve as performance standards against which money managers and mutual funds can be evaluated. The Russell Company announced the final membership July 9, 2003.

"To be included in the Russell indices is a nice recognition for Camco," stated Richard C. Baylor, Camco's President and CEO. "This achievement provides Camco another opportunity to increase shareholder value over the long term."

Camco Financial Corporation, with assets of $1.08 billion is headquartered in Cambridge, Ohio. Through its subsidiaries, Camco offers community banking, mortgage banking and title services from 33 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial may be found on Camco's web site: www.camcofinancial.com.

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